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                            CAPITAL ONE MASTER TRUST

TRUST EXCESS SPREAD ANALYSIS -    OCTOBER-99

Card Trust                                                        COMT 95-1          COMT 95-3         COMT 96-1*
Deal Size                                                           $900MM            $1050MM            $845MM
Expected Maturity(Class A):                                        6/15/00            8/15/00           8/15/01
                                                                                                        (NON-US
                                                                                                      TRANSACTION)
---------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                                               23.51%             23.51%            23.51%
      LESS:             (Wt Avg) Coupon                              5.57%              5.53%             5.55%
                        SVC Fees                                     2.00%              2.00%             1.50%
                        Charge-Offs                                  3.87%              3.87%             3.87%

Excess Spread:           Oct-99                                     12.07%             12.11%            12.59%
                         Sep-99                                     11.76%             11.80%            12.26%
                         Aug-99                                     10.93%             10.97%            11.35%
3-Mo Avg Excess Spread                                              11.59%             11.63%            12.07%
---------------------------------------------------------------------------------------------------------------------

Delinquents:            30 to 59 days                                1.80%              1.80%             1.80%
                        60 to 89 days                                1.15%              1.15%             1.15%
                        90+ days                                     2.16%              2.16%             2.16%

Monthly Payment Rate                                                14.23%             14.23%            14.23%

Card Trust                                                       COMT 96-2           COMT 96-3          COMT 97-1*
Deal Size                                                          $750MM              $500MM             $608MM
Expected Maturity(Class A):                                       12/15/01            1/15/04            6/15/02
                                                                                                         (NON-US
                                                                                                       TRANSACTION)
-----------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                                              23.51%              23.51%              23.51%
      LESS:             (Wt Avg) Coupon                             5.50%               5.54%               5.48%
                        SVC Fees                                    1.50%               1.50%               1.50%
                        Charge-Offs                                 3.87%               3.87%               3.87%

Excess Spread:           Oct-99                                    12.64%              12.60%              12.66%
                         Sep-99                                    12.33%              12.30%              12.33%
                         Aug-99                                    11.50%              11.47%              11.70%
3-Mo Avg Excess Spread                                             12.16%              12.12%              12.23%
-----------------------------------------------------------------------------------------------------------------------

Delinquents:            30 to 59 days                               1.80%               1.80%               1.80%
                        60 to 89 days                               1.15%               1.15%               1.15%
                        90+ days                                    2.16%               2.16%               2.16%

Monthly Payment Rate                                               14.23%              14.23%              14.23%



Card Trust                                       COMT 97-2*        COMT 98-1          COMT 98-3*        COMT 98-4
Deal Size                                          $502MM           $591MM              $464MM           $750MM
Expected Maturity(Class A):                       8/15/02           4/15/08           8/16/2001        11/15/2003
                                                  (NON-US                              (NON-US
                                                 TRANSACTION)                        TRANSACTION)
----------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                             23.51%            23.51%             23.51%            23.51%
       LESS:            (Wt Avg) Coupon            5.50%             6.33%              6.04%             5.61%
                        SVC Fees                   1.50%             1.50%              1.50%             1.50%
                        Charge-Offs                3.87%             3.87%              3.87%             3.87%

Excess Spread:           Oct-99                   12.64%            11.81%             12.10%            12.53%
                         Sep-99                   12.31%            11.55%             12.03%            12.30%
                         Aug-99                   11.39%            10.62%             11.11%            11.37%
3-Mo Avg Excess Spread                            12.11%            11.33%             11.75%            12.07%
----------------------------------------------------------------------------------------------------------------------

Delinquents:            30 to 59 days              1.80%             1.80%              1.80%             1.80%
                        60 to 89 days              1.15%             1.15%              1.15%             1.15%
                        90+ days                   2.16%             2.16%              2.16%             2.16%

Monthly Payment Rate                              14.23%            14.23%             14.23%            14.23%


Card Trust                                        COMT 99-1           COMT 99-2           COMT 99-3
Deal Size                                           $625MM              $625MM             $500MM
Expected Maturity(Class A):                       5/15/2004           5/15/2002           7/15/2006


-------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                              23.51%               23.51%             23.51%
       LESS:            (Wt Avg) Coupon             5.59%                5.53%              5.75%
                        SVC Fees                    1.50%                1.50%              1.50%
                        Charge-Offs                 3.87%                3.87%              3.87%

Excess Spread:           Oct-99                    12.55%               12.61%             12.39%
                         Sep-99                    11.72%               11.80%             11.55%
                         Aug-99                    10.88%               10.97%             10.72%
3-Mo Avg Excess Spread                             11.72%               11.79%             11.55%
-------------------------------------------------------------------------------------------------------

Delinquents:            30 to 59 days               1.80%                1.80%              1.80%
                        60 to 89 days               1.15%                1.15%              1.15%
                        90+ days                    2.16%                2.16%              2.16%

Monthly Payment Rate                               14.23%               14.23%             14.23%

* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com (Under "For Investors" section)


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